BECKSTEAD AND WATTS, LLP
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax





November 26, 2002


To Whom It May Concern:

We have issued our audit report dated October 1, 2002, accompanying the financial statements of Royal Phoenix for the period ended December 31, 2001 and December 31, 2000. We hereby consent to the incorporation by reference of said report in the Post-Effective Amendment to the Form SB-2 Registration Statement of Royal Phoenix (File No. 333-72230). We also consent to the reference as "Expert".

Signed,


/s/ Beckstead & Watts, LLP
Beckstead & Watts, LLP